                                                                   EXHIBIT 11.0

                        ADVANCED MARKETING SERVICES, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
            (UNAUDITED - AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             THREE MONTHS ENDED
                                                           -----------------------
                                                           JUNE 27,       JUNE 28,
                                                             1998           1997
                                                            ------         ------
Net Income                                                  $1,651        $1,415
                                                            ------         ------
                                                            ------         ------
Weighted Average Common and
    Common Share Equivalents:

 Weighted Average Common Shares
    Outstanding                                              5,613         5,518

 Weighted Average Common Share
    Equivalents-Dilutive Stock Options:

        Basic                                                   --            --
                                                            ------         ------
        Diluted                                                206           179
                                                            ------         ------

  Total Weighted Average Common and
    Common Equivalent Shares:

        Basic                                                5,613         5,518
                                                            ------         ------
                                                            ------         ------
        Diluted                                              5,819         5,697
                                                            ------         ------
                                                            ------         ------
Net Income Per Common and
    Common Share Equivalent:

        Basic                                               $  .29        $  .26
                                                            ------         ------
                                                            ------         ------
        Diluted                                             $  .28        $  .25
                                                            ------         ------
                                                            ------         ------
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COMMON SHARE EQUIVALENTS (FOR AMS OUTSTANDING STOCK OPTIONS) ARE EXCLUDED FROM
EARNINGS PER SHARE CALCULATIONS WHEN ANTIDILUTIVE.